Exhibit 99.1
News

For Release: Tuesday, April 29, 2025, at 6:30 a.m. ET

GM releases 2025 first-quarter results and reschedules conference call to Thursday, May 1

DETROIT – General Motors (NYSE: GM) today reported first-quarter 2025 revenue of $44.0 billion, net income attributable to stockholders of $2.8 billion, and EBIT-adjusted of $3.5 billion.

Conference call for investors and analysts

Based on recent reports regarding updates to trade policy, GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will now host a conference call for the investment community at 8:30 a.m. ET Thursday, May 1 instead of Tuesday, April 29 to discuss these results and GM’s updated 2025 full-year guidance. The company's initial full year 2025 financial guidance does not contemplate the potential impact of tariffs.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
($M) except per share amounts	March 31, 2025	March 31, 2024	Change	% Change
Revenue	$44,020	$43,014	$1,006	2.3%
Net income attributable to stockholders	$2,784	$2,980	$(196)	(6.6)%
EBIT-adjusted	$3,490	$3,871	$(381)	(9.8)%
Net income margin	6.3%	6.9%	(0.6) ppts	(8.7)%
EBIT-adjusted margin	7.9%	9.0%	(1.1) ppts	(12.2)%
Automotive operating cash flow	$2,404	$3,598	$(1,194)	(33.2)%
Adjusted automotive free cash flow	$811	$1,090	$(279)	(25.6)%
EPS-diluted	$3.35	$2.56	$0.79	30.9%
EPS-diluted-adjusted	$2.78	$2.62	$0.16	6.1%
GMNA EBIT-adjusted	$3,286	$3,840	$(554)	(14.4)%
GMNA EBIT-adjusted margin	8.8%	10.6%	(1.8) ppts	(17.0)%
GMI EBIT-adjusted(a)	$30	$(10)	$40	n.m.
China equity income (loss)(a)	$45	$(106)	$151	n.m.
GM Financial EBT-adjusted	$685	$737	$(52)	(7.1)%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2025					Three Months Ended March 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$39,860	$1	$—	$—	$39,861	$39,212	$25	$—	$(25)	$39,212
GM Financial	—	—	4,164	(5)	4,159	—	—	3,811	(9)	3,802
Total net sales and revenue	39,860	1	4,164	(5)	44,020	39,212	25	3,811	(34)	43,014
Costs and expenses
Automotive and other cost of sales	35,029	163	—	(1)	35,191	33,597	400	—	—	33,996
GM Financial interest, operating and other expenses	—	—	3,491	—	3,491	—	—	3,106	—	3,106
Automotive and other selling, general and administrative expense	1,874	111	—	—	1,985	2,035	140	—	—	2,175
Total costs and expenses	36,903	274	3,491	(1)	40,668	35,632	540	3,106	(1)	39,277
Operating income (loss)	2,957	(273)	673	(4)	3,352	3,580	(515)	705	(33)	3,738
Automotive interest expense	152	30	—	(29)	152	219	16	—	(16)	219
Interest income and other non-operating income, net	334	2	—	(25)	310	273	12	—	17	302
Equity income (loss)	50	—	12	—	62	(137)	—	32	—	(105)
Income (loss) before income taxes	$3,188	$(301)	$685	$—	$3,572	$3,497	$(519)	$737	$—	$3,715
Income tax expense (benefit)					719					762
Net income (loss)					2,853					2,953
Net loss (income) attributable to noncontrolling interests					(69)					27
Net income (loss) attributable to stockholders					$2,784					$2,980

Net income (loss) attributable to common stockholders					$3,361					$2,970
________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended
	March 31, 2025	March 31, 2024
Basic earnings per share
Net income (loss) attributable to stockholders	$2,784	$2,980
Adjustments(a)	577	(9)
Net income (loss) attributable to common stockholders	$3,361	$2,970

Weighted-average common shares outstanding	988	1,155

Basic earnings per common share	$3.40	$2.57
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$3,361	$2,970

Weighted-average common shares outstanding – diluted	1,002	1,162

Diluted earnings per common share	$3.35	$2.56
Potentially dilutive securities(b)	4	17
__________
(a)Includes a $593 million return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the three months ended March 31, 2025 and an insignificant amount in participating securities income from a subsidiary for the three months ended March 31, 2025 and 2024.
(b)Potentially dilutive securities attributable to outstanding stock options, Performance Stock Units (PSUs) and Restricted Stock Units (RSUs) at March 31, 2025 and 2024, were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	March 31, 2025					December 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$12,021	$105	$8,444	$—	$20,570	$14,470	$308	$5,094	$—	$19,872
Marketable debt securities	6,919	—	—	—	6,919	7,265	—	—	—	7,265
Accounts and notes receivable, net(a)	14,604	6	1,886	(1,559)	14,936	11,498	22	1,988	(681)	12,827
GM Financial receivables, net(d)	—	—	44,779	(261)	44,517	—	—	46,760	(398)	46,362
Inventories	15,257	—	—	(4)	15,253	14,569	—	—	(5)	14,564
Other current assets	2,959	36	4,815	1	7,811	2,816	38	4,799	2	7,655
Total current assets	51,760	146	59,924	(1,824)	110,006	50,618	369	58,640	(1,082)	108,545
Non-current Assets
GM Financial receivables, net(c)	—	—	46,534	—	46,534	—	—	46,750	(276)	46,474
Equity in net assets of nonconsolidated affiliates	5,651	—	1,226	—	6,877	5,896	—	1,206	—	7,102
Property, net	51,959	67	103	—	52,128	51,729	69	107	—	51,904
Goodwill and intangible assets, net	3,177	1	1,342	—	4,520	2,642	570	1,339	—	4,551
Equipment on operating leases, net	—	—	32,239	—	32,239	—	—	31,586	—	31,586
Deferred income taxes	22,931	—	(1,697)	—	21,234	21,149	1,899	(1,795)	—	21,254
Other assets(b)	9,552	37	1,384	(2,408)	8,566	9,340	41	1,323	(2,359)	8,346
Total non-current assets	93,270	104	81,132	(2,408)	172,099	90,756	2,579	80,516	(2,635)	171,216
Total Assets	$145,030	$251	$141,056	$(4,232)	$282,104	$141,374	$2,948	$139,156	$(3,717)	$279,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$27,151	$173	$503	$(878)	$26,948	$25,446	$200	$714	$(681)	$25,680
Short-term debt and current portion of long-term debt
Automotive(a)(d)	2,421	688	—	(942)	2,166	2,413	7	—	(279)	2,141
GM Financial	—	—	33,768	—	33,768	—	—	37,291	—	37,291
Cruise(d)	—	—	—	—	—	—	119	—	(119)	—
Accrued liabilities	22,863	271	4,735	(4)	27,865	24,949	548	5,661	(4)	31,154
Total current liabilities	52,434	1,131	39,005	(1,824)	90,747	52,808	874	43,666	(1,082)	96,265
Non-current Liabilities
Long-term debt
Automotive(b)	13,436	2,446	—	(2,408)	13,474	13,288	2,397	—	(2,359)	13,327
GM Financial	—	—	83,270	—	83,270	—	—	76,973	—	76,973
Cruise(c)	—	—	—	—	—	—	276	—	(276)	—
Postretirement benefits other than pensions	3,967	—	—	—	3,967	3,990	—	—	—	3,990
Pensions	5,761	—	8	—	5,768	5,772	—	7	—	5,779
Other liabilities	15,124	287	3,042	—	18,453	14,635	297	2,904	—	17,836
Total non-current liabilities	38,287	2,732	86,319	(2,408)	124,931	37,686	2,970	79,885	(2,635)	117,906
Total Liabilities	90,722	3,864	125,325	(4,232)	215,678	90,494	3,844	123,551	(3,717)	214,171
Equity
Common stock, $0.01 par value	10	—	—	—	10	10	—	—	—	10
Additional paid-in capital(e)	18,603	1,717	1,196	(1,172)	20,345	19,632	1,187	1,196	(1,172)	20,843
Retained earnings	44,399	(5,330)	16,069	1	55,140	40,203	(2,647)	15,916	1	53,472
Accumulated other comprehensive loss	(9,587)	(1)	(1,534)	—	(11,122)	(9,744)	(3)	(1,506)	—	(11,253)
Total stockholders’ equity	53,424	(3,613)	15,731	(1,170)	64,372	50,100	(1,464)	15,606	(1,170)	63,072
Noncontrolling interests(e)	884	—	—	1,170	2,054	780	568	—	1,170	2,518
Total Equity	54,308	(3,613)	15,731	—	66,427	50,880	(896)	15,606	—	65,590
Total Liabilities and Equity	$145,030	$251	$141,056	$(4,232)	$282,104	$141,374	$2,948	$139,156	$(3,717)	$279,761
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive; and Automotive accounts receivable of $0.9 billion primarily due from GM Financial and Cruise at March 31, 2025; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.2 billion primarily due from GM Financial and Cruise at December 31, 2024.
(b)Eliminations primarily related to convertible note issued by Cruise to Automotive and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(c)Eliminations primarily related to intercompany loans due from Cruise to GM Financial at December 31, 2024.
(d)Eliminations primarily related to GM Financial accounts receivables due from Automotive and Cruise.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Three Months Ended March 31, 2025					Three Months Ended March 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$2,659	$(302)	$496	$—	$2,853	$2,804	$(386)	$535	$—	$2,953
Depreciation and impairment of Equipment on operating leases, net	—	—	1,203	—	1,203	—	—	1,243	—	1,243
Depreciation, amortization and impairment charges on Property, net	1,716	5	9	—	1,731	1,540	5	10	—	1,555
Foreign currency remeasurement and transaction (gains) losses	149	—	2	—	152	(33)	—	(4)	—	(36)
Undistributed earnings of nonconsolidated affiliates, net	497	—	(12)	—	485	63	—	(32)	—	32
Pension contributions and OPEB payments	(194)	—	(1)	—	(195)	(242)	—	—	—	(242)
Pension and OPEB income, net	(1)	—	—	—	—	14	—	—	—	15
Provision (benefit) for deferred taxes	39	—	104	—	143	781	(135)	9	—	655
Change in other operating assets and liabilities(a)(c)	(2,463)	(237)	76	2,313	(311)	(1,329)	(198)	(162)	(1,333)	(3,022)
Net cash provided by (used in) operating activities	2,404	(533)	1,877	2,313	6,061	3,598	(713)	1,601	(1,333)	3,152
Cash flows from investing activities
Expenditures for property	(1,809)	(2)	(4)	—	(1,816)	(2,728)	(12)	(4)	(39)	(2,783)
Available-for-sale marketable securities, acquisitions	(645)	—	—	—	(645)	(995)	—	—	—	(995)
Available-for-sale marketable securities, liquidations	1,065	—	—	—	1,065	745	—	—	—	745
Purchases of finance receivables(a)(b)	—	—	(9,668)	(390)	(10,058)	—	—	(8,921)	989	(7,932)
Principal collections and recoveries on finance receivables(a)	—	—	11,642	(2,685)	8,956	—	—	7,650	1	7,651
Purchases of leased vehicles	—	—	(4,212)	—	(4,212)	—	—	(3,436)	—	(3,436)
Proceeds from termination of leased vehicles	—	—	2,529	—	2,529	—	—	3,085	—	3,085
Other investing activities(b)	(1,059)	—	—	750	(310)	(291)	—	(1)	42	(249)
Net cash provided by (used in) investing activities	(2,448)	(2)	286	(2,326)	(4,490)	(3,268)	(12)	(1,626)	993	(3,914)
Cash flows from financing activities
Net increase (decrease) in short-term debt(d)	(18)	—	188	—	170	(26)	—	(223)	—	(249)
Proceeds from issuance of debt (original maturities greater than three months)(b)	2	334	16,896	(334)	16,897	10	55	14,297	(55)	14,307
Payments on debt (original maturities greater than three months)	(66)	(1)	(15,175)	26	(15,216)	(33)	—	(13,088)	(19)	(13,140)
Payment to purchase common stock	(2,012)	—	—	—	(2,012)	(280)	—	—	—	(280)
Issuance (redemption) of subsidiary stock	—	—	—	(29)	(29)	—	36	—	(36)	—
Dividends paid(c)	(116)	—	(409)	350	(175)	(139)	—	(509)	450	(198)
Other financing activities	(123)	—	(55)	—	(178)	(53)	(41)	(44)	—	(139)
Net cash provided by (used in) financing activities	(2,334)	333	1,444	13	(543)	(521)	50	432	340	300
Effect of exchange rate changes on cash, cash equivalents and restricted cash	27	—	24	—	51	(69)	—	(9)	—	(78)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,352)	(202)	3,632	—	1,078	(304)	(632)	397	—	(539)
Cash, cash equivalents and restricted cash at beginning of period	14,561	322	8,081	—	22,964	12,310	1,359	8,249	—	21,917
Cash, cash equivalents and restricted cash at end of period	$12,209	$120	$11,714	$—	$24,042	$12,005	$727	$8,646	$—	$21,378
__________
(a)Includes eliminations of $2.6 billion and $0.9 billion in the three months ended March 31, 2025 and 2024 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the three months ended March 31, 2025.
(c)Eliminations include dividends issued by GM Financial to Automotive in the three months ended March 31, 2025 and 2024.

General Motors Company and Subsidiaries1
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2025
Net sales and revenue	$37,388	$2,427	$46	$—	$39,860	$1	$4,164	$(5)	$44,020
Expenditures for property	$1,705	$94	$11	$—	$1,809	$2	$4	$—	$1,816
Depreciation and amortization	$1,588	$102	$27	$—	$1,716	$5	$1,212	$—	$2,934
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$242	$49	$—	$—	$291	$—	$12	$—	$303

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended March 31, 2024
Net sales and revenue	$36,099	$3,082	$32	$—	$39,212	$25	$3,811	$(34)	$43,014
Expenditures for property	$2,631	$93	$4	$—	$2,728	$12	$4	$39	$2,783
Depreciation and amortization	$1,409	$125	$5	$—	$1,540	$5	$1,253	$—	$2,798
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$127	$(108)	$—	$—	$19	$—	$32	$—	$50
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $45 million and $(106) million in the three months ended March 31, 2025 and 2024.
(b)Equity earnings related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity earnings related to Ultium Cells Holdings LLC were $241 million and $156 million in the three months ended March 31, 2025 and 2024.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net income attributable to stockholders(a)	$2,784	$2,980
Income tax expense (benefit)	719	762
Automotive interest expense	152	219
Automotive interest income	(191)	(186)
Adjustments
Headquarters relocation(b)	26	—
Buick dealer strategy(c)	—	96
Total adjustments	26	96
EBIT-adjusted	3,490	3,871
Operating segments
GM North America (GMNA)	3,286	3,840
GM International (GMI)	30	(10)
Cruise	(273)	(442)
GM Financial(d)	685	737
Total operating segments	3,728	4,124
Corporate and eliminations(e)	(238)	(253)
EBIT-adjusted	$3,490	$3,871
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation.
(c)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(d)GM Financial amounts represent EBT-adjusted.
(e)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended
	March 31, 2025		March 31, 2024
	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$3,361	$3.35	$2,970	$2.56
Adjustments(a)	26	0.03	96	0.08
Tax effect on adjustments(b)	(6)	(0.01)	(24)	(0.02)
Return from preferred shareholders(c)	(593)	(0.59)	—	—
EPS-diluted-adjusted	$2,789	$2.78	$3,042	$2.62
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the three months ended March 31, 2025.

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Three Months Ended
	March 31, 2025			March 31, 2024
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$3,572	$719	20.1%	$3,715	$762	20.5%
Adjustments(a)	26	6		96	24
ETR-adjusted	$3,598	$725	20.1%	$3,811	$786	20.6%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	March 31, 2025	March 31, 2024
Net income attributable to stockholders	$5.8	$10.7
Average equity(a)	$67.9	$71.1
ROE	8.6%	15.1%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	March 31, 2025	March 31, 2024
EBIT-adjusted(a)	$14.6	$12.4
Average equity(b)	$67.9	$71.1
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.0	16.2
Add: Average automotive net pension & OPEB liability	9.1	8.7
Less: Average automotive and other net income tax asset	(22.7)	(21.6)
ROIC-adjusted average net assets	$70.2	$74.5
ROIC-adjusted	20.7%	16.7%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net automotive cash provided by operating activities	$2,404	$3,598
Less: Capital expenditures	(1,809)	(2,728)
Add: Buick dealer strategy	160	162
Add: Restructuring actions	53	—
Add: GMI plant wind down	4	—
Add: Employee separation costs	—	58
Adjusted automotive free cash flow	$811	$1,090

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the three months ended March 31, 2025, 24.5% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive segments (vehicles in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024
GMNA	827	792
GMI	85	104
Total	912	895

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) sales of courtesy transportation vehicles (i.e., vehicles previously used by dealers that were sold to the end consumer). Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended
	March 31, 2025			March 31, 2024
	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,028	693	17.2%	3,852	594	15.4%
Other	940	126	13.4%	892	115	12.9%
Total North America	4,968	819	16.5%	4,744	709	15.0%
Asia/Pacific, Middle East and Africa
China(a)	5,821	443	7.6%	5,655	441	7.8%
Other	5,602	102	1.8%	5,501	113	2.0%
Total Asia/Pacific, Middle East and Africa	11,422	545	4.8%	11,156	554	5.0%
South America
Brazil	552	56	10.1%	514	57	11.1%
Other	396	29	7.3%	309	27	8.8%
Total South America	948	85	8.9%	823	84	10.2%
Total in GM markets	17,338	1,449	8.4%	16,723	1,347	8.1%
Total Europe	4,159	1	—%	4,369	—	—%
Total Worldwide(b)	21,497	1,449	6.7%	21,092	1,348	6.4%
United States
Cars	697	17	2.5%	709	50	7.0%
Trucks	1,052	344	32.7%	937	291	31.1%
Crossovers	2,279	332	14.6%	2,206	253	11.5%
Total United States	4,028	693	17.2%	3,852	594	15.4%
China(a)
SGMS		119			155
SGMW		324			287
Total China	5,821	443	7.6%	5,655	441	7.8%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Syria and certain regions of Ukraine are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024
GMNA	172	141
GMI	67	68
Total fleet sales	239	209

Fleet sales as a percentage of total vehicle sales	16.5%	15.5%

North America capacity two-shift utilization	109.5%	109.7%